Exhibit 10.4

CONSENT TO SUBLEASE

VNO 100 West 33rd Street LLC, having an address c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (“Landlord”), hereby consents to the subletting by RAPLH LAUREN CORPORATION, having an address at 625 Madison Avenue, New York, NY 10022 (“Tenant”), to EMMAUS LIFE SCIENCES, INC., having an address at 21250 Hawthorne Blvd. Suite 800, Torrance CA 90503 (“Subtenant”), pursuant to a certain sublease, dated as of January 30, 2018 (the “Sublease”), a copy of which is annexed hereto as Exhibit “A”, of certain space (the “Sublease Space”), as more particularly described in the Sublease, which Sublease Space is Suite 915 located on the premises (the “Premises”) presently leased and demised by Landlord to Tenant pursuant to a certain lease, dated as of September 19th, 2005 (as amended, the “Lease”).  Such consent is subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained herein.  All capitalized terms contained herein shall have the meaning ascribed to them in the Lease unless otherwise indicated herein.

1.Sublease Subordinate to Lease.  The Sublease shall be subject and subordinate at all times to the Lease and to all of the provisions, covenants, agreements, terms and conditions of the Lease and this Consent, and Subtenant shall not do or permit anything to be done in connection with its use and occupancy of the Sublease Space which would violate any of the provisions, covenants, agreements, terms and conditions contained in the Lease.  Any breach or violation of any provision of the Lease or of this Consent by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision of the Lease.

2.Representations and Warranties.  Tenant and Subtenant each represents and warrants to Landlord that no rent or other consideration is being paid or is payable to Tenant by Subtenant for the right to use or occupy the Sublease Space or for the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the Rental applicable to the Sublease Space currently being paid by Tenant to Landlord pursuant to the terms of the Lease.  Tenant agrees that if the rent or other consideration which is being paid or is payable to Tenant by Subtenant exceeds the Rental applicable to the Sublease Space, Tenant shall comply with Article 22 of the Lease and Tenant shall pay to Landlord fifty percent (50%) of such excess in accordance with, and subject to, the provisions of the Lease.  Tenant and Subtenant each represents and warrants that the Sublease is the complete, true and correct agreement between the parties.

3.Amendment of Sublease, Waiver.  Tenant and Subtenant agree that they shall not change, modify, amend, cancel or terminate the Sublease or enter into any additional agreements relating to or affecting the use or occupancy of the Sublease Space , or the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, without first obtaining Landlord’s prior written consent thereto.  Neither this Consent, the Sublease, the Lease, nor any acceptance of rent or other consideration from Subtenant by Landlord or agent of Landlord shall operate to (i) waive, modify, impair, release or in any manner affect the liability of Tenant under the Lease, (ii) waive any breach or violation of any provision of the Lease or any rights of Landlord against any person, firm, association, corporation or other entity liable or responsible for the performance of any of the provisions, covenants, agreements, terms or conditions contained in the Lease, or (iii) enlarge or increase the obligations of Landlord or the rights of Tenant or diminish the obligations of Tenant under the Lease or otherwise; and all provisions, covenants, agreements, terms and conditions of the Lease are hereby declared by Tenant to be in full force and effect.  No assignment of the Lease or Sublease or further subletting of all or any part of the Premises or the Sublease Space shall be made by Tenant or Subtenant without the prior written approval of Landlord pursuant to, and in accordance with, the provisions of the Lease.

4.Ratification of Sublease.  Nothing contained herein shall be construed as a consent to, or approval of, or ratification by Landlord of any of the particular provisions of the Sublease (except as may be expressly provided herein) or as a representation or warranty by Landlord.  Landlord has not, and shall not, review any of the provisions of the Sublease and shall not be bound or estopped in any way by the provisions of the Sublease.  Tenant and Subtenant acknowledge that Landlord is consenting to the Sublease as an accommodation to Tenant and Subtenant, and that consent by Landlord herein is strictly limited to a subletting by Tenant to Subtenant.  By executing and delivering this Consent, Landlord shall not be deemed to have modified or waived any of the obligations of Tenant under the Lease.

5.Remedies for Default.  In the event of any default by Tenant or Subtenant in the full performance and observance of any of their respective obligations hereunder or in the event any representation or warranty of Tenant or Subtenant made herein shall prove to be false or misleading in any material respect, such event may, at the option of Landlord, be deemed a default under the Lease, and Landlord shall have the right to pursue all of the rights, powers and remedies provided for in the Lease, at law, in equity, by statute or otherwise with respect to such default.

6.Use.  The Sublease Space and each part thereof shall be used by Subtenant strictly in accordance with the provisions of the Lease and for no other purpose.

7.Termination; Attornment.

(A)If at any time prior to the expiration date of the Sublease, the term of the Lease with respect to the Sublease Space shall terminate or be terminated for any reason whatsoever, the Sublease and the term thereof shall terminate on the day of such termination and Subtenant, at its sole cost and expense, shall (i) quit and surrender the Sublease Space to Landlord in such condition as required under the Lease, (ii) remove from the Sublease Space and the building which the Premises is a part of (the “Building”) all of the personal property and all other property and effects of Subtenant and all persons claiming through or under Subtenant, and (iii) repair all damage to the Sublease Space and the Building occasioned by such removal to the Building standard condition existing immediately prior to such damage.  Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which shall remain in the Sublease Space or the Building, on the termination date of the Sublease, without any obligation or liability to Tenant or Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord’s rights with respect to any default by Subtenant under the provisions of this Paragraph 7(A).  If Subtenant shall fail to vacate and surrender the Sublease Space in accordance with the provisions of this Paragraph 7(A), Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed to be a default under the Lease.  Subtenant expressly waives for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing.  The obligations of Subtenant under this Paragraph 7(A) shall survive the expiration or earlier termination of the terms of the Lease or Sublease.

(B)Landlord shall have the right to elect, upon written notice to Tenant and Subtenant, on, or before, or within five (5) days after, the date of termination of the term of the Lease with respect to the Sublease Space, and without any additional or further agreement of any kind on the part of the Tenant or Subtenant, to require Subtenant to attorn to Landlord and to continue the Sublease with the same force and effect as if Landlord, as lessor, and Subtenant, as lessee, had entered into a lease as of such effective date, for a term equal to the then unexpired term of the Sublease and containing the same provisions as those contained in the Sublease.  In the event of such election by Landlord, (i) Subtenant agrees to so attorn to Landlord, and Landlord and Subtenant shall have the same rights, obligations, and remedies as Tenant and Subtenant had, respectively, under the Sublease prior to such effective date and the Sublease shall be deemed to be a direct lease between Landlord and Subtenant, except that in no event shall Landlord be (a) liable for any act or omission by Tenant, (b) subject to any counterclaims, offsets or defenses which Subtenant had or might have against Tenant, (c) bound by any rent or additional rent or other payment paid by Subtenant to Tenant in advance for a period in excess of thirty (30) days, (d) bound by any covenant to undertake or complete any work to the Sublease Space or any part thereof, (e) bound by any previous modifications of the Sublease made without Landlord’s prior written request, or (f) bound by any obligation to make any payment to Subtenant; (ii) Tenant shall deliver to Landlord any security deposit which Tenant is then holding under the Sublease; and (iii) Subtenant shall reimburse Landlord for any costs that may be incurred by Landlord in connection with such attornment, including, without limitation, reasonable legal fees and disbursements incurred in connection with any such attornment.  The provisions of this Paragraph 7(B) shall apply notwithstanding that, as a matter of law, the Sublease shall terminate upon the expiration, termination or surrender of the Lease and shall be self-operative upon any such election by Landlord to require attornment.  Subtenant, upon demand by Landlord, shall execute and deliver such instrument or instruments as Landlord may reasonably request to evidence and confirm the provisions of this Paragraph 7(B).  If Landlord elects to exercise its option under this Paragraph 7(B), then the provisions of Paragraph 7(A) shall be of no force or effect.

8.Indemnity.  (A) Subtenant hereby indemnifies and holds harmless Landlord from and against (a) all claims of whatever nature against Landlord arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees or occupants, (b) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term in the Sublease Space, (c) all claims against Landlord arising from any accident, injury or damage occurring outside of the Sublease Space but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Subtenant or Subtenant’s licensees, agents, servants, employees or occupants, (d) any breach, violation or non-performance of any covenant, condition or agreement in the Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed, and (e) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Sublease Space, or the filing of any tax return in connection therewith (although Landlord agrees to execute any such return if required by law) regardless of whether such tax is imposed upon Landlord, Tenant or Subtenant.

(B)Tenant shall indemnify and save Landlord harmless from and against any liability or expense arising from the use or occupation of the Premises by Tenant, Subtenant or anyone else on the Premises with Tenant’s permission or from any breach of the Lease, except in the event such liability or expense results from the negligence or willful misconduct of Landlord, its agents or employees.

(C)The foregoing indemnities and hold harmless agreements shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.  Neither Tenant nor Subtenant shall be liable to Landlord under these indemnities to the extent of any insurance proceeds collectible under policies owned by (or otherwise insuring) Landlord with respect to such damage or injury provided that nothing contained herein shall be deemed a release of Tenant or Subtenant of any liability it would otherwise have to Landlord by reason of such damage or injury in absence of this indemnity.  In case any action or proceeding is brought against Landlord by reason of any such claim, Subtenant, upon written notice from Landlord, shall, at Tenant’s or Subtenant’s sole cost and expense, as the case may be, resist or defend such action or proceeding using counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed.  Counsel for the insurers of Subtenant shall hereby be deemed approved for purposes of this Paragraph 8.  The provisions of this paragraph shall survive the expiration or earlier termination of the term of the Sublease and this Consent.  The indemnity and any rights granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, any of Landlord’s rights under the Lease.

9.Conflict.  If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent or the Lease and the terms, covenants and conditions of the Sublease, then the terms, covenants and conditions of this Consent or the Lease, as the case may be, shall prevail.  In the event that there shall be any conflict or inconsistency between this Consent and the Lease, such conflict or inconsistency shall be determined in favor of Landlord.

10.Notices.  Any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Consent shall be effective only if rendered or given in writing and (i) delivered personally (against a signed receipt), (ii) sent by mail (registered or certified, return receipt requested), or (iii) sent by a nationally recognized overnight courier; delivered to the respective party at the address hereinabove set forth or at such other address for such purpose by notice in accordance with the provisions hereof; or, if addressed to Tenant or Subtenant, at the Building.  Any such bills, statements, notices, demands, requests, consents or other communications shall be deemed to have been rendered or given (x) on the date delivered, if delivered personally, or (y) three (3) business days after the date mailed, if mailed, or (z) on the first (1st) business day after the date sent by a nationally recognized overnight courier, if sent by a nationally recognized overnight courier.

11.Entire Agreement.  This Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified or amended except by written instrument signed by the parties sought to be bound.  Tenant and Subtenant each acknowledges and represents that, other than this Consent, the Lease and the Sublease, there are no other agreements, oral or otherwise, or representations or warranties of any kind or nature referring or relating to, or in connection with, the Lease and the Sublease or the use and occupancy of the Premises, the Sublease Space or any other portion of the Building.

12.Governing Law.  This Consent shall for all purposes be construed in accordance with, and governed by, the laws of the State of New York.

13.Brokerage.  Tenant and Subtenant each represents and warrants to Landlord that it has not dealt with any broker in connection with the Sublease or this Consent other than Miyad Realty and Savills Studley (collectively, the “Broker”) and that no broker negotiated the Sublease or is entitled to any commission in connection therewith other than the Broker, and the execution and delivery of this Consent by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty of Tenant and Subtenant.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with Tenant in connection with the Sublease or this Consent, including, without limitation, the Broker, and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.  Tenant shall, at its sole cost and expense, defend any such claim with counsel approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant shall settle any such claim at its sole cost and expense.  Subtenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with Subtenant in connection with the Sublease and this Consent other than the Broker, and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.  Subtenant shall, at its sole cost and expense, defend any such claim with counsel approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Subtenant shall settle any such claim at its sole cost and expense.  The provisions of this Paragraph 13 shall survive the earlier termination or expiration of the Lease, Sublease or this Consent.

14.Miscellaneous.

(A)Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing.

(B)Neither the members, managers, partners, shareholders, directors, officers or principals, direct and indirect, of Landlord (such direct or indirect members, managers, partners, shareholders, directors, officers, or principals being referred to herein collectively as the “Parties”) shall be liable for the performance of the obligations of Landlord under this Consent, nor shall the Parties be liable for the performance of the obligations of Landlord under the Sublease pursuant to any attornment by Subtenant to Landlord.  Tenant and Subtenant, as the case may be, shall look solely to Landlord to enforce the obligations of Landlord hereunder and thereunder and shall not seek any damages against any of the Parties.  The liability of Landlord for the obligations of Landlord under this Consent and/or the Sublease pursuant to any attornment shall be limited to the interest of Landlord in the Building and the land on which the Building is constructed (the “Real Property”), and Tenant and Subtenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce the obligations of Landlord under the Sublease pursuant to any such attornment or to satisfy a judgment for the failure to perform such obligations.  If, subsequent to an attornment by Subtenant to Landlord, Landlord shall sell, convey, assign or transfer (or any subsequent landlord shall sell, convey, assign or transfer) its interest in the Building or the Real Property, as the case may be, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and under the Sublease pursuant to any attornment, from and after the date of such sale, conveyance, assignment or transfer.

(C)The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no violation of the provisions of Paragraph 3 hereof shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

(D)If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(E)The captions contained in this Consent are for convenience only and shall in no way define, limit or extend the scope or intent of this Consent, nor shall such captions affect the construction hereof.

(F)This Consent may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

(G)Landlord, Tenant and Subtenant each represents and warrants to the other that each has full right, power and authority to enter into this Consent and that the person or persons executing this Consent on behalf of Landlord, Tenant or Subtenant, as the case may be, are duly authorized to do so.

(H)It is expressly understood and agreed that this Consent shall not create or constitute, nor shall it be deemed to create or constitute, any landlord-tenant relationship, or occupancy or license agreement between Landlord and Subtenant.

(I)This Consent is offered for signature by Tenant and Subtenant and it is understood that this Consent shall not be binding upon Landlord unless and until (i) a fully executed counterpart of the Sublease shall be delivered to Landlord by both Tenant and Subtenant, and (ii) Landlord shall have executed and delivered a copy of this Consent to both Tenant and Subtenant.

(J)Unless otherwise expressly provided in the Lease, Tenant shall pay to Landlord within thirty (30) days after the demand by Landlord for any reasonable costs, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in connection with the Sublease and this Consent.

(K)Notwithstanding anything to the contrary contained in the Sublease, Subtenant shall obtain such insurance in such form and such amounts as Tenant is required to maintain pursuant to Article 13 of the Lease and Subtenant hereby agrees to name the Landlord Indemnitees as additional insureds on such insurance as required by Article 27 of the Lease and to provide Landlord with evidence thereof prior to the commencement of the Sublease term.

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IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have respectively executed this Consent as of the 23 day of February, 2018.

VNO 100 West 33rd Street LLC, Landlord

By:	Vornado Shenandoah Holdings II LLC, as managing member

	By:	Vornado Realty L.P., its member (or manager – both are correct)

		By:	Vornado Realty Trust, its general partner

By:	/s/ David R. Greenbaum

David R. Greenbaum

President – New York Division

____________________________________
RALPH LAUREN CORPORATION, Tenant
By: /s/ Jane Nielsen
Name: Jane Nielsen
Title: Chief Financial Officer

____________________________________
EMMAUS LIFE SCIENCES, INC., Subtenant
By: /s/Yutaka Niihara
Name: Yutaka Niihara
Title: Chief Executive Officer